Exhibit 10.2

THIRD RESTATED GUARANTY

(NEXSTAR OBLIGATIONS)

This THIRD RESTATED GUARANTY (this “Guaranty”), dated as of December 3, 2012, is made by the undersigned (the “Guarantor” and, together with any other entities from time to time parties hereto pursuant to Section 21 hereof, collectively, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined).

RECITALS:

A. Nexstar Broadcasting, Inc., a Delaware corporation (the “Borrower”), Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Ultimate Parent”), Nexstar Finance Holdings, Inc., a Delaware corporation (the “Intermediate Parent”), the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent, are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, supplemented and/or otherwise modified from time to time, the “2005 Credit Agreement”).

B. In connection with the 2005 Credit Agreement, the undersigned Guarantor executed the Second Restated Guaranty (Nexstar Obligations), dated as of October 8, 2009, as confirmed by that certain Confirmation Agreement (Mission Guaranty Agreement of Nexstar Obligations), dated as of April 19, 2010 (as amended, supplemented and/or otherwise modified from time to time, the “Existing Guaranty Agreement”), in favor of the Guaranteed Parties (as defined in the Existing Guaranty Agreement).

C. The Borrower, the Ultimate Parent and the Intermediate Parent are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of even date herewith (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Lenders from time to time parties thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, pursuant to which the Lenders have severally agreed to make loans to the Borrower, and the L/C Issuers have agreed to issue letters of credit for the account of the Borrower, upon the terms and conditions set forth therein. The Credit Agreement amends and restates in its entirety the 2005 Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

D. The Borrower and the other Loan Parties may from time to time be party to one or more Secured Hedge Agreements with the Hedge Banks, and their successors and assigns, if any (collectively, the “Hedge Bank Guaranteed Parties”).

E. The Borrower and the other Loan Parties may also from time to time be party to one or more Cash Management Agreements with the Cash Management Banks, and their successors and assigns, if any (collectively, the “Cash Management Guaranteed Parties”).

F. As a condition precedent to the continued extension of credit under the Credit Agreement, the Secured Hedge Agreements and the Cash Management Agreements, the Lenders have required that the Guarantors execute and deliver this Guaranty in favor of the Lenders, the Swing Line Lender, the L/C Issuers, the Administrative Agent, the Collateral Agent, the Hedge Bank Guaranteed Parties and the Cash Management Guaranteed Parties (collectively, the “Guaranteed Parties”).

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G. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and the financial accommodations under the Secured Hedge Agreements and the Cash Management Agreements.

H. Accordingly, (i) each Guarantor desires to execute this Guaranty in order to satisfy the condition described above in Recital F, and to confirm its rights, duties and obligations under the Existing Guaranty Agreement, and (ii) the Guarantors and the Lenders desire to amend certain terms of the Existing Guaranty Agreement to conform to the provisions of the Credit Agreement.

AGREEMENT:

In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1. Guaranty.

(a) Each Guarantor unconditionally and irrevocably guarantees the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all the unpaid principal of and interest on the Loans (including, without limitation, interest accruing after the maturity of the Loans (if unpaid) and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other Obligations of the Borrower and the other Loan Parties to any of the Guaranteed Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with the Credit Agreement, any other Loan Document, any Letter of Credit, any Secured Hedge Agreement or any Cash Management Agreement, whether on account of principal, interest, Guaranty Obligations, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower or any other Loan Party pursuant to any Loan Document) (collectively, all of the foregoing are referred to herein as the “Guaranteed Obligations”).

(b) In addition to the Guaranteed Obligations, each Guarantor further agrees to pay any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by any Guaranteed Party in enforcing any rights under this Guaranty together with any accrued but unpaid interest on the Guaranteed Obligations (including, without limitation, interest which, but for the filing of a petition of bankruptcy with respect to any Loan Party, would have accrued on the Guaranteed Obligations), which agreement shall survive termination of this Guaranty.

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(c) Each Guarantor understands and confirms that the Guaranteed Parties may enforce this Guaranty up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against the Borrower or any other Person, any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

(d) Notwithstanding anything in this Guaranty to the contrary, the obligations of each Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower or any Subsidiary or Affiliate of the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of such Guarantor pursuant to (i) applicable Law, or (ii) any agreement providing for rights of subrogation, reimbursement or contribution in favor of such Guarantor, or for an equitable allocation among such Guarantor, the Borrower and/or any other Person of obligations arising under guaranties by such Persons.

2. No Release. Each Guarantor agrees that the Guaranteed Obligations may be extended, renewed or otherwise modified, in whole or in part, without any notice to or further assent from it, and that such Guarantor will remain bound by this Guaranty notwithstanding any extension, renewal or other modification of any Guaranteed Obligation.

3. Waiver of Notices. Each Guarantor waives notice of the acceptance of this Guaranty, presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.

4. Obligations Absolute. The obligations of each Guarantor under this Guaranty are those of a primary obligor, and not merely a surety, are independent of the obligations of the Guaranteed Parties, and shall not be affected by any:

(a) change in the manner, place or terms of payment of (including the currency thereof), and/or change or extension of the time of payment of, or renewal or modification of, any of the Guaranteed Obligations, any security or guarantee therefor, or any liability incurred directly or indirectly in respect thereof; provided, that this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or modified;

(b) sale, exchange, release, surrender, realization upon, failure to perfect any Lien or security interest in, or other alteration in any manner and in any order of any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and for offset thereagainst;

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(c) settlement or compromise of any of the Guaranteed Obligations, any security or guarantee therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordination of the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower;

(d) actions or failures to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower or any other Person to recover full indemnity for any payments made pursuant to this Guaranty;

(e) failure of any Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any guarantor or any successor thereto under the provisions of the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Cash Management Agreement or any other agreement or otherwise; or

(f) rescission, waiver, extension, renewal, amendment or modification of any of the terms or provisions of the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Cash Management Agreement, any guarantee or any instrument or agreement executed pursuant thereto.

5. Guaranty of Payment and Performance. This Guaranty constitutes a guarantee of payment and performance when due and not of collection and each Guarantor waives any right to require that any resort be had by any Guaranteed Party to the Borrower, any other guarantor, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any balance of any deposit account or credit on the books of any Guaranteed Party in favor of the Borrower or any other Person.

6. Unenforceability of Obligations. The obligations of each Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason except by payment and performance in full of the Guaranteed Obligations (other than (A) contingent indemnification obligations not yet accrued and payable, (B) Letters of Credit and (C) obligations under Secured Hedge Agreements and Cash Management Agreements not yet due and payable, in each case of (B) and (C) as to which other arrangements satisfactory to the relevant L/C Issuer, Hedge Bank Guaranteed Party or Cash Management Guaranteed Party, as applicable, shall have been made), termination of all Commitments under the Credit Agreement and expiration or termination of all Letters of Credit, or except as limited in Section 1(d) of this Guaranty, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, discharge of the Borrower or any other Person from any of the Guaranteed Obligations in a bankruptcy or similar proceeding or otherwise except by payment and performance in full of the Guaranteed Obligations (other than (A) contingent indemnification obligations not yet accrued and payable, (B) Letters of Credit and (C) obligations under Secured Hedge Agreements and Cash Management Agreements not yet due and payable, in each case of (B) and (C) as to which other arrangements satisfactory to the

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relevant L/C Issuer, Hedge Bank Guaranteed Party or Cash Management Guaranteed Party, as applicable, shall have been made), termination of all Commitments under the Credit Agreement and expiration or termination of all Letters of Credit, or except as limited in Section 1(d) of this Guaranty.

7. Set-Off. In addition to any rights now or hereafter granted under applicable Law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Guaranteed Party is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to the extent permitted by applicable Law, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Guaranteed Party to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Guaranteed Party under this Guaranty, irrespective of whether or not such Guaranteed Party shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

8. Reinstatement. This Guaranty shall continue to be effective and, if cancelled or otherwise terminated shall be reinstated, if at any time any payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guaranteed Obligation is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

9. No Subrogation. Notwithstanding any payment or payments by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Borrower or any other Person or guarantee or right of offset held by any Guaranteed Party of the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to any reimbursement or contribution from the Borrower, any other Guarantor or any other Person in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrower on account of the Guaranteed Obligations are paid in full in cash. If any amount shall be paid to any Guarantor on account of the subrogation rights at any time when all of the Guaranteed Obligations have not been paid in full in cash, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, immediately upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

10. Amendment and Waiver; Cumulative Remedies; Severability. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by any Guarantor herefrom, shall be effective without the written concurrence of the Majority Lenders under the Credit Agreement or as otherwise provided in the Credit Agreement including, without limitation, Section 10.01 thereof. No failure by the Guaranteed Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a

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waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. No waiver of any breach or default under this Guaranty shall be deemed a waiver of any other breach or default hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

11. Notices. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed, transmitted by facsimile or delivered, (a) if to any Guarantors, to the address or facsimile number specified for notices on the applicable signature page hereof with a copy (which shall not constitute notice) to Kirkland & Ellis LLP at the address specified in the Credit Agreement; (b) if to any Guaranteed Party, to the notice address specified for such party on Schedule 10.02 to the Credit Agreement; or (c) to such other address as shall be designated by any party in a written notice to the other parties and the Administrative Agent.

12. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Guaranteed Parties.

13. Representations and Warranties. In order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit pursuant to the Credit Agreement, and in order to induce the Hedge Bank Guaranteed Parties to execute, deliver and perform the Secured Hedge Agreements and the Cash Management Guaranteed Parties to execute, deliver and perform the Cash Management Agreements, each Guarantor represents, warrants and covenants that:

(a) Each of the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04 and 5.06 of the Mission Credit Agreement made with respect to such Guarantor (whether specifically referencing such Guarantor or referencing such Guarantor in its capacity as a Mission Entity or Loan Party) are true and correct with respect to such Guarantor and are incorporated herein by this reference and made by such Guarantor with the same effect as though set forth herein in their entirety.

(b) The value of the consideration received and to be received by such Guarantor is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

14. Credit Agreement Covenants. From and after the date hereof and until the Lien Termination Date (as defined in the Mission Security Agreement), each Guarantor agrees to be bound by each of the obligations applicable to such Guarantor (whether specifically referencing such Guarantor or referencing such Guarantor in its capacity as a Mission Entity or Loan Party) under the Credit Agreement and the Mission Credit Agreement (including, without limitation, the covenants set forth in Article VI or Article VII of the Credit Agreement or Article VI or Article VII of the Mission Credit Agreement) to the extent applicable to such Guarantor, and giving effect to any subsequent amendments, modifications or any other changes to such obligations under such documents.

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15. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the respective successors and assigns of the Guaranteed Parties and, in the event of any transfer or assignment of rights by any Guaranteed Party, the rights and privileges herein conferred upon that Guaranteed Party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof, provided, however, that no Guarantor may assign any of its rights or obligations hereunder without the consent of the Lenders and any such assignment without such consent shall be void.

16. Governing Law. THIS GUARANTY IS ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE FEDERAL LAWS.

17. Jurisdiction and Service. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11. Nothing in this Guaranty will affect the right of any Guaranteed Party to serve process in any other manner permitted by Law. If any agent appointed by any Guarantor refuses to accept service, each Guarantor agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right of any Guaranteed Party to bring proceedings against any Guarantor in the courts of any other jurisdiction.

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18. Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT. Each Guarantor (a) certifies that no representative, agent or attorney of any other party to the Loan Documents has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that the Lenders and the other parties to the Loan Documents have been induced to enter into the Loan Documents by, among other things, the foregoing waiver and certification.

19. Release. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and may be released only in accordance with Sections 9.10 or 10.01 of the Credit Agreement.

20. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts originals executed by all the parties hereto shall be delivered to the Administrative Agent, and a copy thereof shall be furnished to the Borrower or any Guarantor upon request therefor.

21. Additional Guarantors. It is understood and agreed that any Person may become a party hereto by executing a Guaranty Supplement in the form of Annex A attached hereto and delivering the same to the Administrative Agent. Any such Person shall thereafter be deemed a “Guarantor” for all purposes under this Guaranty.

22. Restatement. The Guarantor previously executed and delivered the Existing Guaranty Agreement in favor of the Guaranteed Parties (as defined in the Existing Guaranty Agreement). This Guaranty is an amendment and restatement of the Existing Guaranty Agreement. The Guarantor affirms its obligation pursuant to the Existing Guaranty Agreement and agrees that this Guaranty restates the Existing Guaranty Agreement in its entirety. This Guaranty is not intended as, and shall not be construed as, a release or novation of any obligation of the Guarantor pursuant to the Existing Guaranty Agreement.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of the day and year first above written.

Guarantor:

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

Address of all Guarantors: 30400 Detroit Road, Suite 304 Westlake, OH 44145-1855 Attention: Dennis P. Thatcher Telephone: 440-526-2227 Facsimile: 877-268-6040

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Annex A

GUARANTY SUPPLEMENT

THIS GUARANTY SUPPLEMENT is made by the undersigned as of                             .

RECITALS:

A. Nexstar Broadcasting, Inc., a Delaware corporation (the “Borrower”) is a party to that certain Fifth Amended and Restated Credit Agreement, dated as of December 3, 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Ultimate Parent”), Nexstar Finance Holdings, Inc., a Delaware corporation (the “Intermediate Parent”), the Lenders from time to time parties thereto, and Bank of America, N.A. as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, pursuant to which the Lenders have severally agreed to make loans to the Borrower, and the L/C Issuers have agreed to issue letters of credit for the account of the Borrower, upon the terms and conditions set forth therein. Capitalized terms used but not defined herein have the meanings assigned to such terms in such Credit Agreement.

B. The Borrower may from time to time be party to one or more Secured Hedge Agreements with the Hedge Banks, and their successors and assigns, if any (collectively, the “Hedge Bank Guaranteed Parties”).

C. The Borrower may also from time to time be party to one or more Cash Management Agreements with the Cash Management Banks, and their successors and assigns, if any (collectively, the “Cash Management Guaranteed Parties”).

D. In connection with the Credit Agreement, the Secured Hedge Agreements and the Cash Management Agreements, Mission Broadcasting, Inc. entered into that certain Third Restated Guaranty (Nexstar Obligations), dated as of December 3, 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time and in effect on the date hereof, the “Guaranty”).

E. Pursuant to Section 6.11 of the Credit Agreement, the undersigned is required to become a party to the Guaranty.

F. The undersigned desires to execute and deliver this Guaranty Supplement in order to become a party to the Guaranty.

NOW, THEREFORE, IT IS AGREED:

1. Guaranty. By executing and delivering this Guaranty Supplement, the undersigned becomes a party to the Guaranty as a “Guarantor” thereunder, and expressly and jointly and severally assumes all obligations and liabilities of a “Guarantor” thereunder. The undersigned makes each of the representations and warranties contained in Section 13 of the Guaranty on the date hereof, after giving effect to this Guaranty Supplement and acknowledges and affirms all consents, covenants and waivers set forth therein.

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2. Notices. The notice address and facsimile number for the undersigned is set forth on the applicable signature page hereof.

3. Counterparts. This Guaranty Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

4. GOVERNING LAW. THIS GUARANTY SUPPLEMENT IS ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE FEDERAL LAWS.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Notice Address:

Facsimile: ( )

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